Exhibit 99.2

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), Michael C. Nahl, the Chief Financial Officer of Albany International Corp., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2002 (the “Form 10-Q/A”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company, for the period covered by the report.

Dated:	November 6, 2002	/s/ Michael C. Nahl
Michael C. Nahl Sr. Vice President Chief Financial Officer